                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Pursuant to Rule 14a-12


                        BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

This filing consists of the following:
      1) A Letter of Intent dated December 12, 2003, signed by Baldwin Technology Company, Inc. ("Baldwin") and technotrans AG ("technotrans");
      2) A joint press release issued by Baldwin and technotrans, dated December 12, 2003,
      3)  Questions and Answers prepared by technotrans
      4)  Questions and Answers prepared by Baldwin directed to customers
      5)  Questions and Answers prepared by Baldwin directed to employees
      6)  Presentation to technotrans investors
      7)  Form of Letter from technotrans to customers dated December 12, 2003
      8)  Form of Letter from technotrans to employees dated December 12, 2003
      9)  Form of Letter from technotrans to senior management dated
          December 12, 2003
                                 technotrans AG
                            Robert-Linnemann-Str. 17
                               D-48336 Sassenberg

                               December 12, 2003


Mr. Gerald Nathe
Chairman and CEO
Baldwin Technology Company, Inc.
12 Commerce Drive

Shelton, CT  06484

Dear Mr. Nathe:

The purpose of this letter (the "Letter of Intent") is to set forth the general terms upon which technotrans AG ("technotrans") would acquire the equity of Baldwin Technology Company, Inc. ("Baldwin" or the "Company"). This Letter of Intent supercedes all previous agreements pertaining to any merger, acquisition or similar transaction between Baldwin and technotrans, except the separate non-disclosure agreement signed by Baldwin and technotrans (the "Non-disclosure Agreement"). Except for the provisions of paragraph 5 below, this letter is non-binding upon either technotrans or Baldwin (singularly, each is a "Party", collectively, the "Parties").

1) TRANSACTION STRUCTURE. Based on the confidential information provided and the publicly disclosed information, technotrans proposes to acquire 100% of Baldwin's fully diluted Class A and Class B shares by means of a one step cash merger for a consideration of USD 2.50 per share (the "Proposed Transaction").

2)    CONDITIONS TO THE PROPOSED TRANSACTION.

      a) Support of Baldwin's key shareholders prior to executing final agreements as well as their support in obtaining formal shareholder approval.
      b) technotrans completing and being satisfied with the outcome of confirmatory due diligence in relation to the business to be acquired (and all associated financial, tax, legal and environmental matters). We expect to complete our confirmatory due diligence work within a short time frame which we anticipate should not extend beyond three weeks from the date we are given access to the Company's data.
      c) Negotiating, executing and completing all documentation relating to the Proposed Transaction including, without limitation, a definitive transaction agreement with Baldwin (the "Definitive Agreement"), containing customary conditions for a transaction of this nature, by January 30, 2004.
      d)    Approval by technotrans' Supervisory Board.
      e)    Approval by Baldwin's Board of Directors.
      f) Securing the financing necessary to complete the transaction. We are in talks with various financial institutions regarding the financing and they are generally supportive of the Proposed Transaction. We expect to receive a customary letter of commitment by February 27, 2004 from the financial institutions indicating their commitment to provide the necessary financing.

                                 technotrans AG
                            Robert-Linnemann-Str. 17
                               D-48336 Sassenberg

                               December 12, 2003


3) BREAK-UP FEE. The definitive merger agreement between technotrans and Baldwin should include a break-up fee relative to the size of the Proposed Transaction, according to what is usual and customary practice in transactions of this nature.

4) ANNOUNCEMENT. An announcement of the Proposed Transaction shall be made by both parties immediately upon signing of this LOI. A final copy of that joint announcement is attached hereto.

5) EXCLUSIVITY. Unless and until the later of (i) January 30, 2004 or (ii) the date either Party notifies the other Party, in writing, that it no longer wishes to pursue the Proposed Transaction, Baldwin agrees not to conduct any negotiations with other possible buyers of all or a controlling interest in the Company (on matters involving such a purchase of a controlling interest in the Company).

6) TIMETABLE. technotrans aims to pursue the Proposed Transaction in the shortest practicable time and will commit all resources necessary to achieve this objective. Even though this Letter of Intent is non-binding (with the exception of paragraph 5 above), both parties acknowledge that unless a definitive agreement is signed between the Parties by January 30, 2004, the terms of this Letter of Intent will no longer be regarded as a basis for the Proposed Transaction and, should the Parties wish to continue to work toward a Proposed Transaction, a new Letter of Intent (or an amendment to this one) will need to be written and signed by the Parties.

7)    TERMINATION OF THIS LETTER OF INTENT.

      Even though this Letter of Intent is non-binding (with the exception of paragraph 5 above) on either Party, both Parties agree to notify the other Party in writing as soon as either Party has determined that it no longer seeks to pursue the Proposed Transaction.

                                 technotrans AG
                            Robert-Linnemann-Str. 17
                               D-48336 Sassenberg

                               December 12, 2003


technotrans herewith confirms its continuing interest in successfully completing the Proposed Transaction. We are looking forward to working with you to establish the world's leading printing equipment manufacturer.

Very truly yours,

/s/ Heinz Harling
_______________________
technotrans AG


We agree with the terms of this letter:

/s/ Gerald A. Nathe
_______________________
Baldwin Technology Company Inc.

[TECHNOTRANS LOGO]                                                [BALDWIN LOGO]


JOINT PRESS RELEASE

TECHNOTRANS AND BALDWIN EXECUTE LETTER OF INTENT FOR ACQUISITION OF BALDWIN AT $2.50 PER SHARE IN CASH

technotrans and Baldwin plan to build world leading supplier to the printing industry - Combined entity would have broader product offering and larger global market footprint

SASSENBERG/GERMANY AND SHELTON, CT/U.S., DECEMBER 12, 2003. A transatlantic merger to build a world-wide leading supplier to the printing industry: technotrans AG [Deutsche Borse: TTR; ISIN DE0007449001] and Baldwin Technology Company, Inc. [AMEX: BLD; ISIN US0582641025] today announced that they have signed a non-binding Letter of Intent (LOI) whereby technotrans would acquire, through a one-step merger, all outstanding shares of Class A and Class B Common Stock of Baldwin for a price of $ 2.50 per share in cash.

Due to higher demands for efficiency from their customers, offset printing press machinery suppliers are facing increased pressure to provide comprehensive, integrated solutions. "By combining Baldwin's excellent know-how, especially in automated cleaning systems, with technotrans' successful liquid technology, both companies together could better address customer demands," stated technotrans CEO Heinz Harling.

Baldwin Chairman and CEO Gerald A. Nathe said, "While Baldwin has a proud tradition as an independent company and as a leader in the design and manufacture of printing press accessories and controls, we have come to the conclusion that, should Baldwin and technotrans reach a definitive agreement, the proposed transaction would be in the best interest of our stockholders."

The combined entity would have an increased presence in Germany, Japan and the U.S., the world's most important markets of the graphic arts industry. Additionally, by combining their respective product offerings and sales forces, technotrans and Baldwin would broaden their customer base. The combined entity's stockholder value is expected to be enhanced through optimised use of resources.

technotrans and Baldwin have decided to announce the transaction plans in advance of the signing of a definitive agreement in order to avoid industry rumours while proceeding with the intended merger. The contemplated transaction is subject to confirmatory due diligence, execution of definitive acquisition documentation, respective board approvals, financing by technotrans, and other requirements and contingencies typical in a transaction of this nature. The signing of a binding merger agreement is expected in January 2004.

No action is required by Baldwin stockholders at this time. Should a merger agreement be signed, Baldwin will send to its stockholders a proxy statement informing them of any required actions.

About technotrans

technotrans is a global systems supplier and fully equips all leading makes of printing press ex works. Its core expertise of liquid technology is translated systematically into new areas of application; thus successfully expanding technotrans' product range over the last decades. technotrans is active at 13 locations, across three areas of business: Print, Micro Technologies and Services. The company employed a staff of 621 at FYE 2002 and generated revenue of EUR 117.0m in FY 2002. technotrans AG is based in Sassenberg, Germany, and has sales and service offices around the world. Since 1998, technotrans has been listed on the German Stock Exchange in Frankfurt.

About Baldwin

Baldwin Technology Company, Inc. is a leading global manufacturer of accessories and controls for the printing and publishing industry. Baldwin supplies customer driven integrated solutions supporting market-leading automated cleaning, dampening and temperature control products and systems, suitable for installation on new or existing sheet-fed, web offset and newspaper presses. The company employed a staff of 533 at FYE 2002/2003 and generated revenue of $134.2m in FY 2002/2003. Established in 1918, Baldwin is headquartered in Shelton, Connecticut, USA and has sales and service offices around the world. Since 1987, Baldwin has been listed on the American Stock Exchange.

This Release contains statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.


technotrans contact:
      Thessa Roderig, +49 (0) 2583 301 887

Baldwin contact:
      Helen P Oster, +1 203 402 1004

Media and analyst press conferences via telephone:
      Date: Friday, December 12, 2003
      Time: 10:00 CET
      Call-in number: +49 (69) 27 11 3 400

                             QUESTION AND ANSWERS:
               POTENTIAL BUSINESS COMBINATION TECHNOTRANS AG AND
                        BALDWIN TECHNOLOGY COMPANY, INC.

Subjects
A) Transaction information - rationale                                  Page   1
B) Transaction information - mechanics                                  Page   2
C) The newly formed technotrans/Baldwin group                           Page   2
D) About Baldwin                                                        Page   3


A) TRANSACTION INFORMATION - RATIONALE

1) What is the strategic rationale for this proposed transaction?

   The strategic rationale for the potential business combination between technotrans and Baldwin lies in the complementary product offering and regional strength of the respective companies. Baldwin contributes automated blanket cleaning technology and a strong regional presence in Japan. technotrans adds liquid technology know-how, financial strength and long-term client relationships to Germany's printing press manufacturers.

2) Why does technotrans plan to acquire automated blanket cleaning know-how rather than developing it in-house?

   The development of automated blanket cleaning technology would require significant time and resources. Given the rapid development of customer demands for comprehensive integrated solutions, the newly combined entity is expected to create added value immediately, which would benefit technotrans' as well as Baldwin's customers.

3) Why does technotrans plan to acquire a company with a strong regional presence in Japan rather than building one itself?

   The penetration of new regional markets, such as Japan, would require significant time and resources. Given the near-term potential in the Asian market and the high quality of relationships Baldwin has developed in that region, the management of technotrans believes that an immediate footprint would result in significant benefits for shareholders, customers and employees.

4) Does technotrans expect co-operation from Baldwin's management during the acquisition process?

   Yes, the management of Baldwin is supportive towards the proposed transaction. A non-binding Letter of Intent has been signed by both parties, technotrans as well as Baldwin.

5) Is technotrans in a position to manage and complete the acquisition...
   i) In terms of finance

   The proposed transaction is subject to technotrans obtaining financing. technotrans is currently in negotiations with various financing parties in order to obtain the necessary resources to complete the transaction.

   ii) In terms of management resources

   Yes, a project management and post acquisition integration team has been identified. The team will consist of professionals from technotrans and Baldwin, as well as external consultants.

6) What's the opinion of technotrans' supervisory board and of Baldwin's board of directors on the intended merger?

   The non-binding Letter of Intent is subject to the approval of the board of directors of Baldwin and the supervisory board of technotrans.

7) What's the opinion of technotrans' and Baldwin's respective employees' councils on the intended merger?

   Both companies' employees' councils will be informed today.

B) TRANSACTION INFORMATION - MECHANICS

1) What consideration does technotrans plan to offer Baldwin's shareholders?

   technotrans plans to pay $2.50 in cash per fully diluted Class A and Class B share.

2) How did the parties arrive at the planned offer price?

   The $2.50 price reflects negotiations between the parties over many months.

3) Why has the transaction been announced although a binding definitive merger agreement has not yet been signed?

   technotrans and Baldwin have decided to announce the transaction plans in advance of the signing of a definitive agreement in order to avoid industry rumours while proceeding with the intended merger.

4) How binding is the Letter of Intent for technotrans and Baldwin? Is there a risk that the project might terminate?

   The Letter of Intent is non-binding. The contemplated transaction is subject to confirmatory due diligence, execution of definitive acquisition documentation, respective board approvals, financing by technotrans, and other requirements and contingencies typical in a transaction of this nature.

5) What are the next steps in the merger process? Which timetable do you follow?

   The signing of a binding merger agreement is expected in January 2004. Further details will be provided if and when a binding merger agreement is signed.

6) Do Baldwin's shareholders now have to tender their shares?

   For now, the shareholders of Baldwin do not have to do anything. If the parties enter into a binding merger agreement, the proposed transaction would be consummated by way of a one-step cash merger. After signing a merger agreement, Baldwin will send its shareholders a proxy statement informing them of any required actions.

7) How will the proposed transaction be financed?

   The proposed transaction is subject to technotrans obtaining debt financing. technotrans is currently in negotiations with various financing parties in order to obtain the necessary resources to complete the transaction.

8) Does technotrans plan a rights issue?

   A rights issue is currently not a pre-requisite for the proposed transaction.

9) Baldwin is currently listed on the AMEX. Is there a delisting planned?

   The proposed transaction is envisaged to be consummated by means of a one-step cash merger. If the merger is completed, Baldwin's shares would be delisted.

10) Does technotrans intend a listing on a U.S. stock exchange?

   technotrans does currently not intend a U.S. listing.

C) THE NEWLY FORMED TECHNOTRANS/BALDWIN GROUP

1) What would the new organisational structure of the merged entity look like?

   Management continues to discuss possibilities regarding the organisational structure; however, a definitive decision has not yet been taken.

2) Will there be a new management team or will Baldwin managers move to technotrans?

   The combined entity would build on the specific know-how of both technotrans' and Baldwin's management teams.

3) What would the new shareholder structure look like post-transaction?

   The one-step cash merger mechanism would not have a direct impact on the shareholder structure of technotrans. Cash would be paid directly to Baldwin's shareholders in exchange for their shares.

4) What do you intend with respect to the world-wide subsidiaries and locations of technotrans and Baldwin? Will there be close-downs or mergers?

   Management continues to discuss possibilities regarding the operational business integration; however, definitive decisions have not yet been taken.

5) Who will be responsible for the integration? Will you install a team for this purpose?

   Yes, a project management and post acquisition integration team has been identified. The team will consist of professionals from technotrans and Baldwin, as well as external consultants.

6) Will the Baldwin brand sustain?

   A definitive decision has not yet been made.

7) Which will be the future business segments/product portfolio?

   Both companies' business segments and product portfolios would be complementary in the future.

8) Do you expect the proposed transaction to enhance technotrans' earnings per share?

   Based on current financial estimates for the combined entity, technotrans' management believes the transaction would be accretive.

9) How would the proposed transaction affect the respective customer groups?

   Baldwin and technotrans have complementary customer groups. technotrans has particularly strong links to original equipment manufacturers whereas Baldwin has particularly strong relationships to printers.

10) Is there a risk that customers will turn away or that the combined entity will only focus on a couple of major key accounts?

   technotrans and Baldwin as a combined entity would continue to build on long-term customer relationships. The proposed business combination is effectively expected to deliver added value for customers as it would enable the combined entity to provide comprehensive integrated printing equipment solutions.

D) ABOUT BALDWIN

1) What does Baldwin do?

   Baldwin is a leading global manufacturer of accessories and controls for the printing and publishing industry. Baldwin supplies customer-driven, integrated solutions supporting market-leading automated cleaning, dampening and temperature control products and systems, suitable for installation on new or existing sheet-fed, web offset and newspaper presses. The company employed a staff of 533 at FYE 2002/2003 and generated revenue of $ 134.2m in FY 2002/2003. Established in 1918, Baldwin is headquartered in Shelton, Connecticut, U.S. and has sales and service offices around the world. Since 1987, Baldwin has been listed on the American Stock Exchange. Further information about Baldwin is available under www.baldwintech.com.

2) Baldwin has recently returned to profitability. How does technotrans' management view Baldwin's recent performance?

   Baldwin has undergone recent restructuring to return to profitability. technotrans management believes these steps were positive.




These Questions and Answers contain statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.

                                    BALDWIN
                      QUESTIONS AND ANSWERS WITH CUSTOMERS
               POTENTIAL BUSINESS COMBINATION WITH TECHNOTRANS AG

1.    Exactly what has happened?

      Baldwin has entered into a non-binding letter whereby technotrans will acquire 100% of Baldwin's stock for $2.50 per share in cash. The two companies will work toward signing a binding definitive agreement in January 2004. The transaction is subject to, among other conditions, the approval of the respective company's Boards and the approval of Baldwin's stockholders. In the event that no transaction is consummated both companies will continue to operate their businesses on a stand-alone basis.

2.    Why does this transaction make sense for customers?

      We believe that such a transaction would allow us to provide our customers with a more comprehensive and integrated offering of accessories and controls for printing press applications. By combining Baldwin's excellent know-how, especially in automated cleaning systems, with technotrans' successful liquid technology, both companies together could better address customer demands. Furthermore, the combined entity would have an increased presence in the most important markets of the global graphic arts industry.

3. How will the acquisition of Baldwin by technotrans affect current orders for Baldwin products?

      It will be business as usual at Baldwin, all order opportunities will continue to be pursued, secured, and shipped according to contractual terms regardless of whether a transaction is consummated between the parties.

4.    Why should one continue to do business with Baldwin?

      Customers will continue to receive the same high quality equipment and superior service from Baldwin as before. In the event Baldwin and technotrans do not complete the merger and each remains independent, Baldwin is well prepared to push forward and continue meeting its customers' needs as an independent company.

5.    When will the transaction be completed?

      The letter of intent calls for a binding agreement to be signed by both sides in January 2004 and we expect a transaction to close during the second calendar quarter. This schedule will ensure minimum market and business disruption and minimize the possible confusion to the customers of both companies.

6.    Who is technotrans?

      technotrans is a global systems supplier and fully equips all leading makes of printing press ex works. Its core expertise of liquid technology is translated systematically into new areas of application; thus successfully expanding technotrans' product range over the last decades. technotrans is active at 13 locations, across three areas of business:
      Print, Micro Technologies and Services. The company employed a staff of 621 at FYE 2002 and generated revenue of EUR 117.0m in FY 2002. technotrans AG is based in Sassenberg, Germany, and has sales and service offices around the world. Since 1998, technotrans has been listed on the German Stock Exchange in Frankfurt. For more information on technotrans products and services please visit www.technotrans.com.

                                    BALDWIN
                      QUESTIONS AND ANSWERS WITH CUSTOMERS
               POTENTIAL BUSINESS COMBINATION WITH TECHNOTRANS AG

7. Why announce the intended merger when this is only a letter of intent, and not a firm agreement?

      We are concerned about the effect of rumors in the market place for both companies and believe it is in the best interest of customers, employees and stockholders to announce our intentions at this point.

8.    Will the Baldwin brand sustain?

      A definitive decision has not yet been made.

These Questions and Answers contain statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.

                                    BALDWIN
                      QUESTIONS AND ANSWERS WITH EMPLOYEES
               POTENTIAL BUSINESS COMBINATION WITH TECHNOTRANS AG

1.    How will a merger affect Baldwin employees around the world?

      Management continues to discuss possibilities regarding the organisational structure; however, a definitive decision has not yet been made. The combined entity would build on the specific know-how of both technotrans' and Baldwin's employees worldwide.

2. What will be expected of employees during this period and will we be kept informed?

      We will keep all employees advised of course, but please note that though we believe a transaction will be completed, the possibility exists that negotiations could fail and Baldwin will proceed as an independent company. Should this occur we are confident that we will be a success as an independent company. Our performance of course depends on all employees keeping a focus on the business at hand. Keeping our improving performance on track will also make Baldwin operating units and employees that much more important to the new combined company.

3. What should I do if contacted by the press, industry associations, or others looking for comments on the proposed transaction?

      Please refer all such inquiries to Helen Oster, (203) 402-1004 or hposter@baldwintech.com.

These Questions and Answers contain statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.

JOINTLY SHAPING THE FUTURE

[TECHNOTRANS LOGO] & [BALDWIN LOGO]

TECHNOTRANS AND BALDWIN
PRESENTATION OUTLINE

PRESENTATION FOR CONFERENCE CALL

FRIDAY, DEC. 12, 2003

TECHNOTRANS:      BUSINESS DESCRIPTION

                  PRINT SEGMENT AND PRODUCT OFFERING

                  GLOBAL NETWORK

                  KEY FIGURES FYE 12/02 AND 9M 09/03

                  BALANCE SHEET

BALDWIN:          BUSINESS DESCRIPTION

                  PRINTING ACCESSORIES AND CONTROLS OFFERING

                  GLOBAL NETWORK

                  KEY FIGURES FYE 06/03 AND 3M 09/03

THE COMBINED ENTITY: PRODUCT OFFERING

THE PROPOSED TRANSACTION


[TECHNOTRANS LOGO]

TECHNOTRANS AT A GLANCE:
BUSINESS DESCRIPTION

PRINT
(~ 69% OF 2002 REVENUE)
SUCCESSFUL BASIS OF THE COMPANY

MICROTECH
(~ 9% OF 2002 REVENUE)
SECTOR OF DYNAMIC GROWTH

SERVICES
(~ 22% OF 2002 REVENUE)
STRONG SEGMENT WITH EXCELLENT PROSPECTS

[GRAPHIC]         -     EQUIPMENT USED TO CONTROL AND MONITOR LIQUID TECHNOLOGY
PRINT                   PROCESSES IN PRINTING

                  -     CUSTOMERS PRIMARILY INVOLVED IN OFFSET PRINTING

[GRAPHIC]         -     DEVELOPS AND BUILDS ELECTROFORMING SYSTEMS FOR MICROTECH
MICROTECH               COMPONENTS AND OPTICAL STORAGE MEDIA

                  - MICROSTRUCTURES: EXPLORING NEW OPPORTUNITIES BASED ON VAST EXPERIENCE

[GRAPHIC]         -     PROVIDES CUSTOMERS WITH ASSISTANCE FOR INSTALLATION OR
SERVICES                MAINTENANCE TASKS

                  - NEW PRODUCTS ALLOW FOR ADDITIONAL SERVICES AND OPPORTUNITIES TO CAPTURE NEW SERVICE BUSINESS

[TECHNOTRANS LOGO]

TECHNOTRANS PRINT SEGMENT:
PRODUCT OFFERING

TECHNOTRANS IS A GLOBAL SYSTEMS SUPPLIER AND FULLY EQUIPS ALL LEADING MAKES OF PRINTING PRESS.

INTENSIVE R&D CO-OPERATION WITH LEADING PRESS MANUFACTURERS.

OEMS WILL REDUCE THEIR NUMBER OF SUPPLIERS.

SUCCESSFUL "MORE TECHNOTRANS PER PRINTING PRESS" STRATEGY.

                                  [FLOW CHART]

[TECHNOTRANS LOGO]]

TECHNOTRANS AT A GLANCE:
GLOBAL NETWORK

13 COMPANIES WORLD-WIDE, WITH 5 PRODUCTION SITES, ALL 100% TECHNOTRANS OWNED, CURRENT FOCUS ON DEVELOPMENT IN THE U.S. AND IN JAPAN.

                           2002 REVENUE BY GEOGRAPHY

                                  [PIE CHART]


                                  [WORLD MAP]

[TECHNOTRANS LOGO]

TECHNOTRANS FACTS & FIGURES:
KEY FIGURES


9M 09/03 COMPARED TO 9M 09/02 FIGURES:

REVENUE DOWN (EUR 12.5M) DUE TO DECREASE IN DEMAND FROM PRINTING INDUSTRY, - DECLINE SLOWING DOWN.

- GROSS PROFIT MARGIN IMPROVED FROM 31.8% TO 33.9%.

- OPERATING MARGIN DECREASED ONLY FROM 7.1% TO 6.6%.

NET PROFIT DECREASED FROM EUR 3.0M TO EUR 2.1M, BUT HAS DISPLAYED GENERAL IMPROVEMENT IN Q3.

                                                      FYE 12/02         9M 09/03
                                                          EUR M            EUR M
REVENUE                                                   117.0             77.2
   PRINT                                                   80.6             50.5
   MICROTECH                                               10.9              7.6
   SERVICES                                                25.5             19.1
GROSS PROFIT                                               37.7             26.2
OPERATING PROFIT*                                           5.9              5.1
PROFIT BEFORE TAX                                           4.2              4.1
NET PROFIT                                                  2.6              2.1
EARNINGS PER SHARE (E)                                     0.40             0.31

* incl. EUR 3.3m patent dispute provision (FYE 12/02) and EUR 1m consulting charges (9m 09/03)

[TECHNOTRANS LOGO]

TECHNOTRANS FACTS & FIGURES:
BALANCE SHEET

9M 09/03:

CASH AT EUR 8.8M. IMPROVED GEARING, WORKING CAPITAL AND CAPITAL EMPLOYED OVER THE PAST 12 MONTHS.

EQUITY RATIO OF 55.5%.

                                  [BAR CHART]

[TECHNOTRANS LOGO]

BALDWIN AT A GLANCE:
BUSINESS DESCRIPTION

CLEANING SYSTEMS
(~ 55% OF 02/03 REVENUE)
MAIN PRODUCT GROUP, GROWTH DRIVER

FLUID MANAGEMENT SYSTEMS
(~ 21% OF 02/03 REVENUE)
SOLID PRODUCT GROUP

OTHER ACCESSORY AND CONTROL PRODUCTS
(~ 24% OF 02/03 REVENUE)
COMPLETES PRODUCT OFFERING

[GRAPHIC]   -     CLEANING TECHNOLOGY REDUCES PAPER WASTE, VOLATILE ORGANIC
                  COMPOUND EMISSIONS AND PRESS DOWNTIME

            -     CUSTOMERS PRIMARILY INVOLVED IN OFFSET PRINTING

[GRAPHIC]   -     PRODUCTS CONTROL PHYSICAL AND CHEMICAL COMPOSITION OF FLUIDS
                  USED IN LITHOGRAPHIC PRINTING PROCESS

            - PRIMARY PRODUCTS INCLUDE REFRIGERATED CIRCULATORS AND SPRAY DAMPENING SYSTEMS

[GRAPHIC]   -     WEB PRESS PROTECTION SYSTEMS TO NOTIFY USERS IN THE EVENT OF A
                  WEB BREAK

            -     INK CONTROL SYSTEM REGULATES THE INK FEED SYSTEM ON A PRINTING
                  PRESS

[BALDWIN LOGO]

BALDWIN AT A GLANCE:
PRESS ACCESSORIES AND CONTROLS

BALDWIN SUPPLIES A BROAD RANGE OF MARKET-LEADING TECHNOLOGIES, PRODUCTS, AND SYSTEMS DESIGNED TO ENHANCE THE QUALITY OF PRINTED PRODUCTS AND IMPROVE THE ECONOMIC AND ENVIRONMENTAL EFFICIENCY OF PRINTING PRESSES.

                                   [GRAPHIC]

1     FOUNTAIN SOLUTION MANAGEMENT
2     INK VIBRATOR TEMPERATURE CONTROL SYSTEMS
3     DIGITAL SPRAY DAMPENING SYSTEMS
4     AUTOMATED CLEANING SYSTEMS
5     INFRARED DRYING SYSTEMS
6     GLUING AND SOFTENING SYSTEMS
7     SPECIALTY PRODUCTS, INSTRUMENTS  & CONSUMABLES
8     WEB PRESS PROTECTION SYSTEMS
9     PRINT QUALITY CONTROL SYSTEMS

[BALDWIN LOGO]

BALDWIN AT A GLANCE:
GLOBAL NETWORK

BALDWIN IS HEADQUARTERED IN SHELTON, CONNECTICUT, USA AND HAS SALES AND SERVICE CENTERS, PRODUCT DEVELOPMENT AND MANUFACTURING OPERATIONS IN THE AMERICAS, ASIA AND EUROPE.

                           2003 REVENUE BY GEOGRAPHY

                                  [PIE GRAPH]

                                  [WORLD MAP]

[BALDWIN LOGO]

BALDWIN FACTS & FIGURES:
KEY FIGURES

3M 09/03:

FIRST QUARTER REVENUE INCREASED BY 5% COMPARED TO 3M 09/02.

BALDWIN HAS UNDERGONE RECENT RESTRUCTURING TO RETURN TO PROFITABILITY.

TECHNOTRANS MANAGEMENT BELIEVES THESE STEPS WERE POSITIVE.

COMPLETED CRITICAL REFINANCING.

STRATEGY TO REFOCUS BALDWIN ON CORE BUSINESS IS LEADING TO IMPROVED COMPANY PERFORMANCE.

                                                    FYE 06/03(1)        3M 09/03
                                                              $M              $M
REVENUE                                                    134.2            34.5
GROSS PROFIT                                                40.4            10.8
OPERATING PROFIT/(LOSS)(2)                                  (1.4)            1.2
PROFIT/(LOSS) BEFORE TAX(2)                                 (2.7)            1.5
NET PROFIT/(LOSS)(3)                                       (11.4)            0.7
NET INCOME/(LOSS) PER SHARE                                (0.76)           0.05

1     reflects continuing operations only
2 excluding extraordinary items (restructuring charges, settlement charges, strategic advice)
3     as reported

[BALDWIN LOGO]

TECHNOTRANS AND BALDWIN:
A WORLD-LEADING SUPPLIER FOR THE PRINTING INDUSTRY

IN COMBINING BALDWIN'S EXCELLENT KNOW-HOW, ESPECIALLY IN AUTOMATED CLEANING SYSTEMS, WITH TECHNOTRANS' SUCCESSFUL LIQUID TECHNOLOGY, BOTH COMPANIES TOGETHER COULD BETTER ADDRESS CUSTOMER DEMANDS.

                                  [PIE CHART]

                                  [FLOW CHART]

[TECHNOTRANS LOGO] & [BALDWIN LOGO]

THE PROPOSED TRANSACTION
NON-BINDING LETTER OF INTENT SIGNED

NEXT STEP:

THE SIGNING OF A BINDING MERGER AGREEMENT IS EXPECTED IN JANUARY 2004.

- TECHNOTRANS AG AND BALDWIN TECHNOLOGY COMPANY, INC. TODAY ANNOUNCED THAT THEY HAVE SIGNED A NON-BINDING LETTER OF INTENT (LOI) WHEREBY TECHNOTRANS WOULD ACQUIRE ALL OUTSTANDING SHARES OF BALDWIN FOR A PRICE OF $ 2.50 PER SHARE IN CASH.

- THE COMBINED ENTITY WOULD HAVE AN INCREASED PRESENCE IN GERMANY, JAPAN AND THE U.S. AS WELL AS A BROADER CUSTOMER BASE.

- TECHNOTRANS WOULD ACQUIRE - THROUGH A ONE STEP CASH MERGER - ALL OF THE FULLY DILUTED OUTSTANDING SHARES OF CLASS A AND CLASS B COMMON STOCK OF BALDWIN.

-     TECHNOTRANS INTENDS TO FINANCE THE ACQUISITION THROUGH DEBT.

[TECHNOTRANS LOGO] & [BALDWIN LOGO]

DISCLAIMER & CONTACT

This Presentation contains statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.


      CONTACT:
      Thessa Roderig, Corporate Communications
      Phone   +49 (0) 25 83 - 301 - 887
      Fax:    +49 (0) 25 83 - 301 - 54
      e-mail: roderig@technotrans.de

[TECHNOTRANS LOGO]

                                   THANK YOU!

[TECHNOTRANS LOGO] & [BALDWIN LOGO]

12 December 2003

Re: technotrans and Baldwin execute letter of intent for acquisition of Baldwin at $2.50 per share

Dear Customer:

As the Managing Board of technotrans, we wish to inform you personally of the recent developments regarding our discussions of a potential business combination with Baldwin Technology. As a valued customer, we want to assure you that both technotrans and Baldwin will continue to serve all of our customers in the same professional manner regardless of the outcome of this negotiation.

As you may have already seen in the news today, the companies have signed a non-binding letter of intent whereby technotrans would acquire the outstanding shares of Baldwin. This letter of intent is not a definitive agreement and specific details of a transaction still need to be negotiated.

We believe that such a transaction would allow us to provide our customers with a more comprehensive and integrated offering of accessories and controls for printing press applications. By combining Baldwin's excellent know-how, especially in automated cleaning systems, with technotrans' successful liquid technology, both companies together could better address customer demands. Furthermore, the combined entity would have an increased presence in the most important markets of the global graphic arts industry.

We have decided to announce the transaction plans in advance of signing a definitive agreement in order to avoid industry rumours while proceeding with the intended merger. The contemplated transaction is subject to confirmatory due diligence, execution of definitive acquisition documentation, respective board approvals, financing by technotrans, and other requirements and contingencies typical in a transaction of this nature. The signing of a binding agreement is expected in January 2004.

Should this combination be consummated, it would create a leading global supplier to the printing industry and provide a platform for continued growth. Since you are a valued customer of our company, we want to assure that you are fully informed of these developments and hope that you view this potential transaction as a positive step.

As we move forward with this process, we will keep you informed of any significant developments.

Best Regards

Heinz Harling                    Wolfgang Breme                  Ralph Teunissen

This Letter contains statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.

12 December 2003

To: All employees

Re: technotrans and Baldwin Technology execute non-binding letter of intent

As technotrans employees, we wish to inform you personally of the recent developments regarding our discussions of a potential business combination with Baldwin Technology. The companies have signed a non-binding letter of intent whereby technotrans would acquire the outstanding shares of Baldwin for a price of $2.50 per share.

We believe that such a transaction would allow us to provide our customers with a more comprehensive and integrated offering of accessories and controls for printing press applications. By combining Baldwin's excellent know-how, especially in automated cleaning systems, with technotrans' successful liquid technology, both companies together could better address customer demands. Furthermore, the combined entity would have an increased presence in the most important markets of the global graphic arts industry.

We have decided to announce the transaction plans in advance of signing a definitive agreement in order to avoid industry rumours while proceeding with the intended merger. The contemplated transaction is subject to confirmatory due diligence, execution of definitive acquisition documentation, respective board approvals, financing by technotrans, and other requirements and contingencies typical in a transaction of this nature. The signing of a binding agreement is expected in January 2004.

Should this combination be consummated, it would create a leading global supplier to the printing industry and provide a platform for continued growth. We hope you share our excitement at the possibilities that such a transaction would provide for both technotrans and Baldwin.

As we move forward with this process, we will keep you informed of any significant developments.

Best Regards

Heinz Harling                    Wolfgang Breme                  Ralph Teunissen

This Letter contains statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.

12 December 2003

To: All senior management

Re: technotrans and Baldwin Technology execute non-binding letter of intent

As the Managing Board of technotrans, we wish to inform you personally of the recent developments regarding our discussions of a possible merger with Baldwin Technology.

As you may have already seen in the news today, the companies have signed a non-binding letter of intent whereby technotrans would acquire, through a one-step cash merger, all of the outstanding Class A and Class B shares of Baldwin, for a price of $2.50 per share. This letter of intent is not a definitive agreement and specific details of a transaction still need to be negotiated.

We believe that such a transaction would allow us to provide our customers with a more comprehensive and integrated offering of accessories and controls for printing press applications. By combining Baldwin's excellent know-how, especially in automated cleaning systems, with technotrans' successful liquid technology, both companies together could better address customer demands. Furthermore, the combined entity would have an increased presence in the most important markets of the global graphic arts industry.

We have decided to announce the transaction plans in advance of signing a definitive agreement in order to avoid industry rumours while proceeding with the intended merger. The contemplated transaction is subject to confirmatory due diligence, execution of definitive acquisition documentation, respective board approvals, financing by technotrans, and other requirements and contingencies typical in a transaction of this nature. The signing of a binding agreement is expected in January 2004.

Should this combination be consummated, it would create a leading global supplier to the printing industry and provide a platform for continued growth. As senior management of our company, we value your support in ensuring that this potential transaction is a success, and hope you share our excitement at the possibilities that such a merger would provide for both technotrans and Baldwin.

As we move forward with this process, we will keep you informed of any significant developments. Should you have any questions or concerns, please let us know.

Best Regards

Heinz Harling                    Wolfgang Breme                  Ralph Teunissen

This Letter contains statements that may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to Baldwin's Form 10-K Report for the year ended June 30, 2003 for factors that may impact actual results.

Baldwin plans to file a proxy statement concerning the merger with the Securities and Exchange Commission (SEC) following the signing of a definitive agreement. Baldwin stockholders are urged to read the proxy statement when it becomes available and any other relevant materials filed with the SEC because they will contain important information. Baldwin stockholders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, Baldwin stockholders may obtain free copies of the documents by requesting them in writing from Baldwin Technology Company, Inc., 12 Commerce Drive, Shelton, CT 06484-0941,
Attention: Investor Relations.

Baldwin and its directors and officers may be deemed to be participants in the solicitation of proxies from Baldwin's stockholders in connection with the contemplated transaction. Baldwin stockholders may obtain more detailed information regarding the direct and indirect interests of participants in such solicitation by reading the proxy statement when it becomes available.